Exhibit 10.64

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of January 5, 2023 by and between Marvin Slosman (the “Executive”) and InspireMD, Inc. (the “Company”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of December 9, 2019, as amended by those amendments dated as of December 31, 2019 and November 8, 2021 (the “Agreement”); and

WHEREAS, on January 5, 2023, the Compensation Committee determined to increase the target amount of Executive’s Performance Bonus as further set forth herein;

NOW, THEREFORE, pursuant to Article V, Section G of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Performance Bonus. The first sentence of Article II, Section C of the Agreement is hereby replaced by the following:

The Executive shall be entitled to receive annual bonuses in an amount up to 60% percent of the Base Salary, less applicable payroll deductions and tax withholdings (each, a “Performance Bonus”) as may be in effect from time to time, for calendar year 2022 and for each calendar year thereafter during his employment with the Company based on the extent to which performance criteria/financial results for the applicable year have been met, which bonuses are expected to be paid on or before March 15 of the calendar year following the calendar year to which the Performance Bonus relates.

2. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof

3. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first set forth above.

THE COMPANY:

INSPIREMD, INC.

By:	/s/ Paul Stuka
Name:	Paul Stuka
Title:	Chairman of the Board

THE EXECUTIVE:

/s/ Marvin Slosman
Marvin Slosman

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